                                                               EXHIBIT (h)(2)(b)

                     AMENDMENT NO. 3 TO AMENDED AND RESTATED
                             PARTICIPATION AGREEMENT

American General Life Insurance Company, Variable Insurance Products Fund II and Fidelity Distributors Corporation hereby amend the Participation Agreement ("Agreement") dated October 2, 2000, by doing the following:

         Schedule A of the Agreement is hereby deleted in its entirety and replaced with the Amended Schedule A attached hereto.

IN WITNESS WHEREOF, the parties have hereto affixed their respective authorized signatures, intending that this Amendment No. 3 be effective as of December 31, 2002.

AMERICAN GENERAL LIFE INSURANCE COMPANY


By:    ________________________
Name:  ________________________
Title: ________________________



VARIABLE INSURANCE PRODUCTS FUND II

By:    ________________________
Name:  ________________________
Title: ________________________




FIDELITY DISTRIBUTORS CORPORATION

By:    ________________________
Name:  ________________________
Title: ________________________

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                                   Schedule A
                                   ----------
                   Separate Accounts and Associated Contracts
                   ------------------------------------------
                            (As of December 31, 2002)

Name of Separate Account and                    Policy Form Numbers of Contracts
Date Established by Board of Directors          Funded By Separate Account
--------------------------------------          --------------------------

American General Life Insurance Company         91010
Separate Account D (November 13, 1973)          91011
                                                93020
                                                93021
                                                98020

American General Life Insurance Company         99301
Separate Account VL-R (May 6, 1997)             97600
                                                97610
                                                00600
                                                99206
                                                01206
                                                02600

American General Life Insurance Company         98075
Separate Account VL-U LIS (October 19, 1998)    98070


American General Life Insurance Company         T1735
Separate Account VUL-2 (April 9, 1991)


American General Life Insurance Company         T1575
Separate Account VA-1 (May 22, 1996)            T1575Z

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